EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of DI Industries Inc. on Form S-8 of our report dated March 28, 1996 (June 10, 1996 as to Note 13) appearing in DI Industries Inc.'s Definitive Proxy Statement for the 1996 Annual Meeting of Shareholders for the year ended December 31, 1995.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Houston, Texas
December 13, 1996